UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		January 8, 2019

Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		678.934.5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.
Genuine Parts Company (NYSE: GPC) announced effective today that Alliance Automotive Group (AAG), the Company’s wholly-owned automotive distribution company based in London, U.K., has completed the acquisition of German Hennig Fahrzeugteile Group.
Hennig Fahrzeugteile Group, headquartered in Essen, North Rhine-Westphalia, is one of Germany’s leading suppliers of vehicle parts. Hennig Fahrzeugteile has 31 branches across Germany and serves more than 9,000 customers, predominantly independent workshops and retailers. The Company expects the acquired business to generate annual revenues of approximately $190 million (US$).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated January 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date:	January 8, 2019	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

Exhibit Index

Top of the Form

Exhibit No.	Description

99.1	Press Release dated January 8, 2019